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                                                                    Exhibit 12.1

               Computation of Ratio of Earnings to Fixed Charges

                                CSX Corporation

                      Ratio of Earnings to Fixed Charges

                             (Millions of Dollars)

                                                                For the Fiscal Years Ended
                                                --------------------------------------------------------------
                                                  Dec. 29,   Dec. 31,     Dec. 25,     Dec. 26,     Dec. 27,
                                                    2000       1999         1998         1997         1996
                                                --------------------------------------------------------------
EARNINGS:

  Earnings Before Income Taxes                     $ 277      $  104       $  744       $1,159       $1,299

  Interest Expense                                   543         521          506          451          249

  Amortization of Debt Discount                        1           -            1            4            2

  Interest Portion of Fixed Rent                     109         151          183          196          188

  Undistributed Earnings of
  Unconsolidated Subsidiaries                        (18)        (58)        (238)        (150)          (6)
                                                   -----      ------       ------       ------       ------

Earnings, as Adjusted                              $ 912      $  718       $1,196       $1,660       $1,732
                                                   =====      ======       ======       ======       ======

FIXED CHARGES:

  Interest Expense                                 $ 543      $  521       $  506       $  451       $  249

  Capitalized Interest                                 6           8            9            3            5

  Amortization of Debt Discount                        1           -            1            4            2

  Interest Portion of Fixed Rent                     109         151          183          196          188
                                                   -----      ------       ------       ------       ------

Fixed Charges                                      $ 659      $  680       $  699       $  654       $  444
                                                   =====      ======       ======       ======       ======

Ratio of Earnings to Fixed Charges                   1.4x        1.1x         1.7x         2.5x         3.9x
                                                   =====      ======       ======       ======       ======
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